Exhibit 99.2

Ampio Pharmaceuticals, Inc. Announces Proposed Public Offering of Common Stock and Warrants

ENGLEWOOD, CO., August 8, 2018 /PRNewswire/ — Ampio Pharmaceuticals, Inc. (NYSE MKT: AMPE) (“Ampio”), a clinical trial stage biopharmaceutical company primarily focused on the development of therapies to treat prevalent inflammatory conditions for which there are limited treatment options, today announced that it intends to offer and sell shares of its common stock and accompanying warrants to purchase shares of common stock in an underwritten public offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. All of the securities in the proposed offering are to be sold by Ampio, with the net proceeds to be used for working capital and general corporate purposes, including continued preclinical development of Ampion and funding an Ampion clinical trial, if required.

Canaccord Genuity is acting as sole book-running manager for the proposed offering.

The sale of the common stock and the accompanying warrants to purchase shares of common stock is being offered by Ampio pursuant to a shelf registration statement on Form S-3 (Registration No. 333-217094), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 20, 2017. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may also be obtained by contacting Canaccord Genuity LLC, 99 High Street, Suite 1200, Boston, MA 02110, Attn: Syndicate Department, by telephone at (617) 371-3900 or by e-mail at prospectus@canaccordgenuity.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

About Ampio Pharmaceuticals:

Ampio Pharmaceuticals, Inc. is a clinical trial stage biopharmaceutical company primarily focused on the development of therapies to treat prevalent inflammatory conditions for which there are limited treatment options. We are developing compounds that decrease inflammation by (i) inhibiting specific pro-inflammatory compounds by affecting specific pathways at the protein expression and at the transcription level; (ii) activating specific phosphatase or depletion of the available phosphate needed for the inflammation process; and (iii) decreasing vascular permeability.

Investor Contact:

Tom Chilcott

Chief Financial Officer

Phone: (720) 437-6500

Email: tchilcott@ampiopharma.com

Forward Looking Statements:

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the proposed public offering of Ampio’s common stock and warrants. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ, including completion of the proposed public offering on the anticipated terms, or at all, market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as other factors, are discussed in the risks and uncertainties detailed from time to time in Ampio’s filings with the Securities and Exchange Commission, including without limitation, under Ampio’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Ampio undertakes no obligation to revise or update these forward-looking statements, whether as a result of new information, future events or otherwise.